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                                                                    EXHIBIT 23.1

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS NATIONAL QUALITY CARE, INC.

We consent to the incorporation by reference in these registration statements, Form S-8 (Nos. 333-03622, 333-06175, 333-14839, 333-21911, 333-25955, 333-32287,
333-34703, 333 45145, 333-46967, 333-49059, and 333-73413), of National Quality
Care, Inc. of our report dated March 25, 2006, relating to the consolidated balance sheet of National Quality Care, Inc,. as of December 31, 2005 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004, which report is included in the December 31, 2005 annual report on Form 10-KSB of National Quality Care, Inc.


                           /S/ POHL, MCNABOLA, BERG & COMPANY LLP


                           SAN FRANCISCO, CALIFORNIA
                           APRIL 28, 2006